EXHIBIT 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

AIRBORNE WIRELESS NETWORK

Airborne Wireless Network, a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The Articles of Incorporation of the Corporation were filed with the Secretary of State of Nevada on January 5, 2011, and amended on September 21, 2011, December 18, 2013 and May 19, 2016 (the “Existing Articles”).

SECOND: Pursuant to Chapter 78, Title 7 of Nevada Revised Statutes (the “NRS”), these Amended and Restated Articles of Incorporation restate in its entirety and integrate and further amend the provisions of the Existing Articles of the Corporation.

THIRD: These Amended and Restated Articles of Incorporation have been approved in the manner required by the NRS, the Existing Articles and the Corporation’s Bylaws. These Amended and Restated Articles of Incorporation were approved and adopted by the Board of Directors of the Corporation, and by the holders of at least a majority of the outstanding shares of the Corporation entitled to vote thereon.

FOURTH: The Amended and Restated Articles of Incorporation so adopted read in full as set forth below:

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF AIRBORNE WIRELESS NETWORK

(incorporated on January 5, 2011)

ARTICLE I

The name of the corporation is Airborne Wireless Network (the “Corporation”).

ARTICLE II

The name of the Corporation’s registered agent is State Agent and Transfer Syndicate, Inc. The address of the Corporation’s registered agent is 112 North Curry Street, Carson City, Nevada, Nevada 89703-4934.

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ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes (“NRS”).

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 360,000,000 shares, consisting of (a) 350,000,000 shares of common stock, $0.001 par value per share (“Common Stock”), and (b) 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon.

Subject to the rights of any Preferred Stock then outstanding, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.

A. COMMON STOCK.

1. Voting. The holders of Common Stock shall have voting rights at all meetings of stockholders to vote on each matter on which stockholders of common stock are generally entitled to vote, each such holder being entitled to one vote for each share held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to the Articles of Incorporation (which, as used herein, shall mean these Amended and Restated Articles of Incorporation, as amended or restated from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to these Articles of Incorporation or the NRS.

2. Dividends. Dividends may be declared and paid on the Common Stock as and when determined by the Board of Directors subject to any preferential dividend or other rights of any Preferred Stock then outstanding and to the requirements of applicable law.

3. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any Preferred Stock then outstanding.

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B. PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein or in the resolution or resolutions adopted by the Board of Directors of the Corporation as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the NRS, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, all to the fullest extent now or hereafter permitted by the NRS. Without limiting the generality of the foregoing, but subject to the rights of any series of Preferred Stock then outstanding, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

ARTICLE V

Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute and by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VI

In furtherance and not in limitation of the powers conferred upon it by the NRS, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation.

ARTICLE VII

Except as otherwise provided in the NRS, no director or officer shall be individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. If the NRS is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS as so amended.

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ARTICLE VIII

The Corporation shall not be governed by the provisions of NRS § 78.378 to § 78.3793, inclusive or § 78.411 to § 78.444, inclusive.

ARTICLE IX

Special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the chairperson of the Board of Directors, the chief executive officer or the president (in the absence of a chief executive officer), and subject to the rights of any Preferred Stock then outstanding, may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

IN WITNESS WHEREOF, the undersigned does make and file these Amended and Restated Articles of Incorporation, hereby declaring and certifying that the facts stated here are true and correct as of July 31, 2017.

Airborne Wireless Network

By:	/s/ J. Edward Daniels
J. Edward Daniels, President

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